Exhibit 99.1
INVESTOR RELATIONS CONTACT:
Ryan D. Robinson,
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
March 13, 2015
SEARS HOMETOWN AND OUTLET STORES, INC. REPORTS PRELIMINARY FOURTH QUARTER AND FULL 2014 FISCAL YEAR RESULTS AND ANNOUNCES ANNUAL MEETING DATE
HOFFMAN ESTATES, Ill. - Sears Hometown and Outlet Stores, Inc. ("SHO") (NASDAQ: SHOS) today reported preliminary, unaudited results for its fourth fiscal quarter and fiscal year ended January 31, 2015 and announced the date it intends to hold its 2015 Annual Meeting of Stockholders and the date it intends to begin mailing its proxy statement and related materials for the Annual Meeting.
Overview of Preliminary, Unaudited Results
Results for the fourth quarter of 2014 compared to the fourth fiscal quarter of 2013 included:

•	Comparable store sales decreased 7.7%

•	Recorded an incremental $1.5 million charge related to the reserve for potential losses on franchisee receivables

•	Adjusted EBITDA decreased $19.1 million to $(5.9) million from $13.2 million

•	Operating income decreased $17.5 million to $(9.7) million from $7.8 million

•	EPS decreased $0.36 to $(0.20) from $0.16

Results for the 2014 fiscal year compared to the 2013 fiscal year included:

•	Comparable store sales decreased 5.7%

•	One-time, non-cash charge for impairment of goodwill of $167.0 million

•	Recorded a $13.1 million charge related to the reserve for potential losses on franchisee receivables

•	Adjusted EBITDA decreased $65.6 million to $5.9 million from $71.5 million

•	Operating income decreased $232.3 million to $(171.2) million from $61.1 million, including impairment of goodwill and charges related to the reserve for potential losses on franchisee receivables

•	EPS decreased $9.00 to $(7.45) from $1.55

Bruce Johnson, Chief Executive Officer and President, said, "Fourth quarter results were disappointing, especially in our Hometown segment where Adjusted comparable store sales were down 8.3%. This segment continues to be adversely affected by the continuing highly promotional environment for major home appliances."

"Additionally, year-over-year comparisons were unfavorably impacted by our significant franchising activity in the fourth quarter of 2013. Initial franchise revenues were down $9.1 million in the fourth quarter of 2014 from $10.8 million in the fourth quarter of 2013. Also, based on recent events and the decline in the financial performance of some of our franchisees, we have recorded a non-cash, incremental $1.5 million provision for losses on franchisee receivables in the fourth quarter of 2014, which is included in the Adjusted EBITDA loss for the quarter noted above."

"Looking ahead, we are taking steps to improve performance in 2015. In our Hometown segment we are testing several initiatives that leverage our core strengths in home appliances by focusing on the top 10 appliance brands, boosting the selling skills of our associates, independent dealers and franchisees, providing our customers with enhanced service levels from product selection to delivery, and offering the lowest prices with our price match program. We anticipate continuing to make progress in our Outlet segment sourcing initiatives and operational efficiencies. We are also enhancing our online capabilities with improvements in online marketing and the user experience on searsoutlet.com."
Fourth Quarter Results

Net sales in the fourth quarter of 2014 decreased $40.1 million, or 6.7%, to $562.3 million from the fourth quarter of 2013. This decrease was primarily due to a comparable store sales decrease of 7.7% in the fourth quarter of 2014 compared to the fourth quarter of 2013 and lower initial franchise revenues, which were $1.7 million in the fourth quarter of 2014 compared to $10.8 million in the fourth quarter of 2013. These decreases were partially offset by sales from new stores (net of closures).

In-store sales transacted by SHO and its independent dealers and franchisees through www.sears.com and recorded and fulfilled by Sears Holdings Corporation during the fourth quarter of 2014 were $15.1 million compared to $7.9 million in the fourth quarter of 2013. As a result, comparable store sales, which measure the increase in sales on transactions fulfilled and recorded by SHO, were unfavorably impacted. Including total sales for online transactions fulfilled and recorded by Sears Holdings, Adjusted comparable store sales for the fourth quarter of 2014 decreased 6.4%. Comparable store sales were down 9.9% in our Hometown segment ("Hometown") and down 0.5% in our Outlet segment ("Outlet"). Adjusted comparable store sales were down 8.3% in Hometown and down 0.3% in Outlet.

Gross margin was $126.5 million, or 22.5% of net sales, in the fourth quarter of 2014, compared to $140.0 million, or
23.2% of net sales, in the fourth quarter of 2013. The decrease in gross margin rate was primarily driven by lower initial franchise revenues partially offset by (1) higher margins on merchandise sales (2) higher online commissions, (3) lower support services charges from Sears Holdings and (4) higher Outlet apparel liquidation income. Excluding the impact of online commissions and initial franchise revenues, gross margin was 21.7% of net sales in the fourth quarter of 2014 compared to 21.5% of net sales in the fourth quarter of 2013.

Selling and administrative expenses increased to $132.4 million, or 23.5% of net sales, in the fourth quarter of 2014 from $126.8 million, or 21.0% of net sales, in the prior year quarter. The increase was primarily due to (1) higher owner commissions in Outlet (primarily related to the conversion of Company-operated stores to franchisee-operated stores), (2) an incremental $1.5 million for the provision for losses on franchisee receivables recognized in the fourth quarter of 2014, (3) higher marketing expense, and (4) expenses from new stores opened (net of closures) since the fourth quarter of 2013. These increases were partially offset by lower payroll and benefits costs resulting from the conversion of Company-operated stores to franchisee-operated stores and lower insurance expense.

We recorded an operating loss of $9.7 million and operating income of $7.8 million in the fourth quarters of 2014 and 2013, respectively. The $17.5 million decrease in operating income was driven primarily by lower net sales, lower initial franchise revenues, and higher selling and administrative expenses.

Full Year Results
Net sales for the 2014 fiscal year decreased $65.5 million, or 2.7%, to $2.4 billion from the 2013 fiscal year. This decrease in sales was driven by a 5.7% decrease in comparable store sales and lower initial franchise revenues, which were $16.9 million in 2014 compared to $25.6 million in 2013. These declines were partially offset by new stores (net of closures) and higher online commissions.

In-store sales transacted by SHO and its independent dealers and franchisees through www.sears.com and recorded and fulfilled by Sears Holdings during 2014 were $77.5 million compared to $28.6 million in 2013. As a result, comparable store sales, which measure the increase in sales on transactions fulfilled and recorded by SHO, were unfavorably impacted. Including total sales for online transactions fulfilled and recorded by Sears Holdings, Adjusted comparable store sales for 2014 decreased 3.6%. Comparable store sales were down 7.1% in Hometown and down 1.2% in Outlet. Adjusted comparable store sales were down 4.7% in Hometown and down 0.1% in Outlet.

Gross margin was $552.5 million, or 23.5% of net sales, in 2014 compared to $578.1 million, or 23.9% of net sales, in 2013. The decrease in gross margin rate was primarily driven by lower margins on merchandise sales, lower initial franchise revenues and higher inventory shrinkage partially offset by higher online commissions, lower occupancy costs resulting from the conversion of Company-operated stores to franchisee-operated stores, and lower support services charges from Sears Holdings. Excluding the impact of online commissions and initial franchise revenues, gross margin was 22.1% of net sales in 2014 compared to 22.7% of net sales in 2013.

Selling and administrative expenses increased to $546.6 million, or 23.2% of net sales, in 2014 compared to $506.6 million, or 20.9% of net sales, in 2013. The increase was primarily due to (1) higher owner commissions in Outlet (primarily related to the conversion of Company-operated stores to franchisee-operated stores), (2) a $13.1 million charge for the provision for losses on franchisee receivables recognized in 2014, (3) higher marketing expense, and (4) expenses from new stores opened (net of closures) since the fourth quarter of 2013. These increases were partially offset by lower payroll and benefits costs resulting from the conversion of Company-operated stores to franchisee-operated stores.

During the 2014 fiscal year we recorded a one-time, non-cash goodwill impairment charge of $167.0 million associated with Hometown.

We recorded an operating loss of $171.2 million and operating income of $61.1 million in 2014 and 2013, respectively. The $232.3 million decrease in operating income was driven by (1) the non-cash goodwill impairment charge, (2) lower net sales,(3) higher selling and administrative expenses, including the establishment of a reserve for potential losses on franchisee receivables, (4) the lower gross margin rate, and (5) lower initial franchise revenues.
Financial Position

We had $19.7 million in cash and cash equivalents as of January 31, 2015 and $23.5 million as of February 1, 2014. Availability as of January 31, 2015 under our Credit Agreement, dated as of October 11, 2012, among the Company, its subsidiaries, Bank of America, N.A., and other lenders (the “Senior ABL Facility”) was $157.9 million with $84.1 million drawn and $5.6 million of letters of credit outstanding. Through the fourth quarter of 2014 we funded ongoing operations with cash on hand and cash generated by operating activities. Our primary needs for liquidity were to fund inventory purchases and capital expenditures and for general corporate purposes.

Total merchandise inventories were $442.7 million at January 31, 2015 and $482.1 million at February 1, 2014. Merchandise inventories decreased $39.4 million due to a $14.6 million decrease in Hometown and a $24.8 million decrease in Outlet. The decrease in Hometown was primarily due to lower home appliances inventory resulting from a change in the timing of product transitions and reductions associated with store closures. Outlet's reduction, despite a 6% increase in store count, resulted from a shift in the mix of home appliances from "new, in-box" merchandise to lower-cost "as-is" merchandise, partially offset by increases in apparel from increased receipts and lower sales, in mattresses due to higher receipts, and in furniture due to category expansion.
Comparable Store Sales

Comparable store sales include merchandise sales for all stores operating for a period of at least 12 full months, including remodeled and expanded stores but excluding relocated stores and stores that have undergone format changes.  Comparable store sales include online transactions fulfilled and recorded by SHO and the change in unshipped sales reserves recorded at the end of each reporting period.
Adjusted Comparable Store Sales

In addition to our net sales determined in accordance with GAAP, for purposes of evaluating our sales performance we also use "Adjusted comparable store sales." This measure includes in net sales, as if fulfilled and recorded by SHO, all in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings. Our management uses Adjusted comparable store sales, among other factors, to evaluate the sales performance of our overall business and individual stores for comparable periods. Adjusted comparable store sales should not be used by investors or other third parties as the sole basis for formulating investment decisions as it includes sales that were not fulfilled and recorded by SHO and for which sales SHO only received commissions. Adjusted comparable store sales should not be considered as a substitute for GAAP measurements.

While Adjusted comparable store sales is a non-GAAP measure, management believes that it is an important indicator of store sales performance because:

•	SHO receives commissions on all in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings.

•
During the fourth quarter of 2014 these sales fulfilled and recorded by Sears Holdings increased to $15.1 million compared to $7.9 million in the fourth quarter of 2013. During the 52 weeks ended January 31, 2015 these sales fulfilled and recorded by Sears Holdings increased significantly to $77.5 million compared to $28.6 million in the 52 weeks ended February 1, 2014.

•
Unadjusted comparable store sales, which do not include in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings, understates what SHO believes to be its effective comparable store sales performance.

The following table presents a reconciliation of Adjusted comparable store sales to net sales, the most comparable GAAP measure, for each of the periods indicated:

Preliminary and subject to change

	13 Weeks Ended January 31, 2015			52 Weeks Ended January 31, 2015
thousands	Hometown	Outlet	Total	Hometown	Outlet	Total
Net sales	$405,845	$156,494	$562,339	$1,692,377	$663,656	$2,356,033
Less: Non-comparable store sales	(38,678)	(28,406)	(67,084)	(175,711)	(141,996)	(317,707)
Comparable store sales recorded by SHO	367,167	128,088	495,255	1,516,666	521,660	2,038,326
SHO in-store sales through www.sears.com recorded by Sears Holdings (1)	13,131	1,128	14,259	62,312	9,295	71,607
Adjusted comparable store sales	$380,298	$129,216	$509,514	$1,578,978	$530,955	$2,109,933

	13 Weeks Ended February 1, 2014			52 Weeks Ended February 1, 2014
thousands	Hometown	Outlet	Total	Hometown	Outlet	Total
Net sales	$449,611	$152,867	$602,478	$1,811,519	$610,043	$2,421,562
Less: Non-comparable store sales	(42,097)	(24,090)	(66,187)	(178,904)	(82,028)	(260,932)
Comparable store sales recorded by SHO	407,514	128,777	536,291	1,632,615	528,015	2,160,630
SHO in-store sales through www.sears.com recorded by Sears Holdings (1)	7,168	889	8,057	24,902	3,322	28,224
Adjusted comparable store sales	$414,682	$129,666	$544,348	$1,657,517	$531,337	$2,188,854

	13 Weeks Ended January 31, 2015 vs. 13 Weeks Ended February 1, 2014			52 Weeks Ended January 31, 2015 vs. 52 Weeks Ended February 1, 2014
	Hometown	Outlet	Total	Hometown	Outlet	Total
Comparable store sales recorded by SHO	(9.9)%	(0.5)%	(7.7)%	(7.1)%	(1.2)%	(5.7)%
Adjusted comparable store sales	(8.3)%	(0.3)%	(6.4)%	(4.7)%	(0.1)%	(3.6)%
(1) SHO in-store sales through www.sears.com fulfilled and recorded by Sears Holdings above are for comparable stores only. For all comparable and non-comparable stores these sales for the 13 weeks and 52 weeks ended January 31, 2015 were $15.1 million and $77.5 million, respectively, compared to $7.9 million and $28.6 million for the 13 weeks and 52 weeks ended February 1, 2014, respectively.
Adjusted EBITDA

In addition to our net income determined in accordance with GAAP, for purposes of evaluating operating performance we also use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA,” which excludes certain significant items as set forth below. Our management uses Adjusted EBITDA, among other factors, for evaluating the operating performance of our business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Adjusted EBITDA should not be considered as a substitute for GAAP measurements.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and may have a disproportionate effect in a given period, which affects comparability of results.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, for each of the periods indicated:

Preliminary and subject to change

	13 Weeks Ended		52 Weeks Ended
Thousands	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Net income (loss)	$(4,634)	$3,723	$(168,805)	$35,550
Income tax (benefit) expense	(5,393)	3,521	(3,066)	24,333
Other income	(783)	(548)	(3,149)	(1,854)
Interest expense	1,107	1,077	3,861	3,046
Operating income (loss)	(9,703)	7,773	(171,159)	61,075
Depreciation	3,782	5,438	10,172	12,006
(Gain) loss on the sale of assets	42	—	(113)	(1,567)
Impairment of goodwill	—	—	167,000	—
Adjusted EBITDA	$(5,879)	$13,211	$5,900	$71,514
Information Regarding 2015 Annual Meeting of Stockholders

We intend to hold our 2015 Annual Meeting of Stockholders on May 27, 2015 and to begin mailing our proxy statement and related materials for the Annual Meeting on or about April 14, 2015. Our Board of Directors has fixed April 7, 2015 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.
Forward-Looking Statements
Results are unaudited. This news release contains forward-looking statements (the “forward looking statements”). The forward-looking statements are subject to significant risks and uncertainties that may cause our actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of our management. The following factors, among others, could cause actual results, performance, and achievements to differ materially from those expressed in the forward-looking statements, and one or more of the differences could have a material adverse effect on our ability to operate our business and could have a material adverse effect on our results of operations, financial condition, liquidity, and cash flows: the Company has not completed the preparation of its audited financial statements for the fiscal year ended January 31, 2015 and the preliminary results reported in this news release may be subject to adjustments and could change materially; the possible material adverse effects on SHO if Sears Holdings’ financial condition were to significantly deteriorate, including if as a consequence Sears Holdings were to choose to seek the protection of the U.S. bankruptcy laws; our ability to offer merchandise and services that our customers want, including those under the KENMORE®, CRAFTSMAN®, and DIEHARD® brands (which brands are owned by subsidiaries of Sears Holdings (the "KCD Marks")); our Merchandising Agreement with Sears Holdings provides that (1) if a third party that is not an affiliate of Sears Holdings acquires the rights to one or more (but less than all) of the KCD Marks Sears Holdings may terminate our rights to buy merchandise branded with any of the acquired KCD Marks and (2) if a third party that is not an affiliate of Sears Holdings acquires the rights to all of the KCD Marks Sears Holdings may terminate the Merchandising Agreement in its entirety, over which events we have no control; the sale by Sears Holdings and its subsidiaries to other retailers that compete with us of major home appliances and other products branded with one of the KCD Marks; the willingness and ability of Sears Holdings to fulfill its contractual obligations to us; our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail industry; worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships; the fact that our past performance generally, as reflected on our historical financial statements, may not be indicative of our future performance as a result of, among other things, the consolidation of Hometown and Outlet into a single business entity, our separation from Sears Holdings (the "Separation"), and operating as a standalone business entity; the impact of increased costs due to a decrease in our purchasing power following the Separation, and other losses of benefits (such as a more effective and productive business relationship with Sears Holdings) that were associated with having been wholly owned by Sears Holdings and its subsidiaries prior to the Separation; our continuing reliance on Sears Holdings for most products and services that are important to the successful operation of our business, and our potential need to rely on Sears Holdings for some products and services beyond the expiration, or earlier termination by Sears Holdings, of our agreements with Sears Holdings; the willingness of Sears Holdings' appliance, lawn and garden, tools, and other vendors to continue to supply to Sears Holdings, on terms (including vendor payment terms for Sears Holdings' merchandise purchases) that are acceptable to it and to us, merchandise that we would need to purchase from Sears Holdings to ensure continuity of merchandise supplies for our businesses; our ability to obtain the resolution, on commercially reasonable terms, of existing disputes and, when they arise, future disputes with Sears Holdings regarding many of the material terms and conditions of our agreements with Sears Holdings; our ability to establish information, merchandising, logistics, and other systems separate from Sears Holdings that would be necessary to ensure continuity of merchandise supplies for our businesses if vendors were to reduce, or cease, their merchandise sales to Sears Holdings or if Sears Holdings were to reduce, or cease, its merchandise sales to us; our ability to establish a more effective and productive business relationship with Sears Holdings, particularly in light of the existence of pending, and the likelihood of future, disputes with respect to the terms and conditions of our agreements with Sears Holdings; most of our agreements related to the Separation and our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings, and we may have received different terms from unaffiliated third parties (including with respect to merchandise-vendor and service-provider indemnification and defense for negligence claims and claims arising out of failure to comply with contractual obligations); our reliance on Sears Holdings to provide computer systems to process transactions with our customers (including the point-of-sale system for the stores we operate and the stores that our independent dealers and franchisees operate, which point-of-sale system captures, among other things, credit-card information supplied by our customers) and others, quantify our results of operations, and manage our business ("SHO's SHC-Supplied Systems"); SHO's SHC-Supplied Systems could be subject to disruptions and data/security breaches (Kmart, owned by Sears Holdings, announced in October 2014 that its payment-data systems had been breached), and Sears Holdings could be unwilling or unable to indemnify and defend us against third-party claims and other losses resulting from such disruptions and data/security breaches, which could have one or more material adverse effects on SHO; limitations and restrictions in the Senior ABL Facility and related agreements governing our indebtedness and our ability to service our indebtedness; our ability to obtain additional financing on acceptable terms; our dependence on the ability and willingness of our independent dealers and independent franchisees to operate their stores profitably and in a manner consistent with our concepts and standards; our ability to sell profitably online all of our merchandise and services; our dependence on sources outside the U.S. for significant amounts of our merchandise inventories; fixed-asset impairment for long-lived assets; our ability to attract, motivate, and retain key executives and other employees; the impact of increased costs associated with being a publicly held company; our ability to maintain effective internal controls as a publicly held company; our ability to realize the benefits that we expect to achieve from the Separation; litigation and regulatory trends challenging various aspects of the franchisor-franchisee relationship in the fast-food industry could expand to challenge or adversely affect our relationships with our independent dealers and independent franchisees; low trading volume of our common stock due to limited liquidity or a lack of analyst coverage; the impact on our common stock and our overall performance as a result of our principal stockholders' ability to exert control over us; and other risks, uncertainties, and factors discussed in our most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. We intend the forward-looking statements to speak only as of the date of this news release, and we do not undertake to update or revise the forward-looking statements as more information becomes available.
About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling home appliances, hardware, tools, and lawn and garden equipment. Our Hometown stores are designed to provide our customers with in-store and online access to a wide selection of national brands of home appliances, tools, lawn and garden equipment, sporting goods, and household goods, depending on the particular format. Our Outlet stores are designed to provide our customers with in-store and online access to new, one-of-a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools at prices that are significantly lower than list prices. As of January 31, 2015 we or our independent dealers and franchisees operated a total of 1,260 stores across all 50 states as well as in Puerto Rico and Bermuda. Our principal executive offices are located at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192 and our telephone number is (847) 286-7000.

* * * * *

Sears Hometown and Outlet Stores, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
Preliminary and subject to change

	13 Weeks Ended		52 Weeks Ended
Thousands, except per share amounts	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
NET SALES	$562,339	$602,478	$2,356,033	$2,421,562
COSTS AND EXPENSES
Cost of sales and occupancy	435,853	462,451	1,803,497	1,843,418
Selling and administrative	132,365	126,816	546,636	506,630
Impairment of goodwill	—	—	167,000	—
Depreciation	3,782	5,438	10,172	12,006
Loss (gain) on the sale of assets	42	—	(113)	(1,567)
Total costs and expenses	572,042	594,705	2,527,192	2,360,487
Operating income (loss)	(9,703)	7,773	(171,159)	61,075
Interest expense	(1,107)	(1,077)	(3,861)	(3,046)
Other income	783	548	3,149	1,854
Income (loss) before income taxes	(10,027)	7,244	(171,871)	59,883
Income tax benefit (expense)	5,393	(3,521)	3,066	(24,333)
NET INCOME (LOSS)	$(4,634)	$3,723	$(168,805)	$35,550

NET INCOME (LOSS) PER COMMON SHARE
ATTRIBUTABLE TO STOCKHOLDERS

Basic:	$(0.20)	$0.16	$(7.45)	$1.55
Diluted:	$(0.20)	$0.16	$(7.45)	$1.55

Basic weighted average common shares outstanding	22,666	22,729	22,666	22,984
Diluted weighted average common shares outstanding	22,666	22,729	22,666	22,989

Sears Hometown and Outlet Stores, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
Preliminary and subject to change

Thousands	January 31, 2015	February 1, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,746	$23,475
Accounts and franchisee receivables, net	15,456	19,252
Merchandise inventories	442,743	482,107
Prepaid expenses and other current assets	19,350	13,216
Total current assets	497,295	538,050
PROPERTY AND EQUIPMENT, net	50,708	48,973
GOODWILL	—	167,000
LONG-TERM DEFERRED TAXES	54,273	52,672
OTHER ASSETS, net	43,446	40,490
TOTAL ASSETS	$645,722	$847,185
LIABILITIES
CURRENT LIABILITIES
Short-term borrowings	$84,100	$99,100
Payable to Sears Holdings Corporation	61,089	68,396
Accounts payable	14,888	24,129
Other current liabilities	60,938	60,319
Current portion of capital lease obligations	147	662
Total current liabilities	221,162	252,606
CAPITAL LEASE OBLIGATIONS	176	95
OTHER LONG-TERM LIABILITIES	2,098	4,259
TOTAL LIABILITIES	223,436	256,960
STOCKHOLDERS' EQUITY
Common stock: $.01 par value;	227	228
Authorized shares: 400,000
Issued shares: 22,736 and 22,753 respectively
Outstanding shares: 22,736 and 22,753, respectively
Capital in excess of par value	547,888	547,021
Retained earnings (deficit)	(125,829)	42,976
TOTAL STOCKHOLDERS' EQUITY	422,286	590,225
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$645,722	$847,185

Sears Hometown and Outlet Stores, Inc.
Segment Results
(Unaudited)
Preliminary and subject to change

Hometown	13 Weeks Ended		52 Weeks Ended
Thousands, except for number of stores	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Net sales	$405,845	$449,611	$1,692,377	$1,811,519
Comparable store sales %	(9.9)%	(4.0)%	(7.1)%	(3.2)%
Cost of sales and occupancy	313,998	348,876	1,297,212	1,389,627
Gross margin	91,847	100,735	395,165	421,892
Margin rate	22.6%	22.4%	23.3%	23.3%
Selling and administrative	95,620	96,899	403,367	396,073
Selling and administrative expense as a percentage of net sales	23.6%	21.6%	23.8%	21.9%
Impairment of goodwill	—	—	167,000	—
Depreciation	1,690	3,950	3,817	6,321
Loss (gain) on the sale of assets	42	—	(113)	—
Total costs and expenses	411,350	449,725	1,871,283	1,792,021
Operating income (loss)	$(5,505)	$(114)	$(178,906)	$19,498
Total Hometown stores			1,109	1,117

Outlet
	13 Weeks Ended		52 Weeks Ended
Thousands, except for number of stores	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Net sales	$156,494	$152,867	$663,656	$610,043
Comparable store sales %	(0.5)%	(1.5)%	(1.2)%	1.2%
Cost of sales and occupancy	121,855	113,575	506,285	453,791
Gross margin	34,639	39,292	157,371	156,252
Margin rate	22.1%	25.7%	23.7%	25.6%
Selling and administrative	36,745	29,917	143,269	110,557
Selling and administrative expense as a percentage of net sales	23.5%	19.6%	21.6%	18.1%
Depreciation	2,092	1,488	6,355	5,685
Gain on the sale of assets	—	—	—	(1,567)
Total costs and expenses	160,692	144,980	655,909	568,466
Operating income (loss)	$(4,198)	$7,887	$7,747	$41,577
Total Outlet stores			151	143